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                                                                    EXHIBIT 10.2


                       NONQUALIFIED STOCK OPTION AGREEMENT
                                   N2H2, INC.


I. OPTION GRANT. N2H2, INC., a Washington corporation (the "Company") hereby grants a nonqualified stock option to purchase up to 1,400,000 shares of Common Stock of the Company, no par value, (the "Common Stock") as of August 2, 2002 ("Grant Date") to HOWARD PHILIP WELT (the "Optionee"), subject in all respects to the terms and provisions of this Nonqualified Stock Option Agreement (the "Option"). This Option shall be governed by, and construed in accordance with, the laws of the state of Washington without regard for principles of conflict of laws.

II.     DEFINITIONS.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" is defined as (i) Optionee's failure or refusal to perform his duties, responsibilities or obligations hereunder after at least twenty-one (21) days' prior written notice regarding any such failure or refusal; (ii) Optionee's breach of any non-competition or confidentiality agreement with the Company; (iii) the willful misappropriation of funds or property of the Company; (iv) use of alcohol or drugs which interferes with performance of Optionee's obligations under the Employment Agreement, continuing after thirty (30) days' prior written notice; (v) conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation; or (vi) the commission by Optionee of any willful or intentional act in disregard of the interests of the Company which could be reasonably expected to materially injure the reputation, business or business relationships of the Company, provided, however, that a good faith mistake in the normal course of business shall not be considered "Cause".

        "Committee" shall mean the Compensation Committee of the Board.

        "Disability" means that Optionee is unable to perform the principal functions of his duties due to a mental or physical impairment, but only if such inability has lasted or is reasonably expected to last for at least six (6) months. The determination of whether Optionee has a Disability shall be determined by the Committee based on evidence provided by one or more medical experts selected by the Committee.

        "Employment Agreement" shall mean the Employment Agreement between Optionee and the Company dated of even date herewith.

        "Exercise Price" shall mean the exercise price per share of the Option, as set forth in Section IV.

        "Fair Market Value" shall mean the average of the high and low sales prices of the Common Stock on the Over-the-Counter Bulletin Board.

         "Good Reason" means (i) a material reduction (without Optionee's consent) in his title, authority, status, or responsibilities, or (ii) a material breach by the Company of its

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        obligations under the Employment Agreement.

III. VESTING SCHEDULE. The Vesting Initiation Date shall be May 18, 2002. The Option shall vest and become exercisable vest as to 116,666 shares per month on the 18th calendar day of each month, commencing on June 18, 2002, with 100% of the option being vested and exercisable on May 18, 2003. Notwithstanding the foregoing, (i) if Optionee's employment with the Company is terminated without Cause, (ii) if Optionee resigns for Good Reason before the first anniversary of the Grant Date or (iii) in the event of Optionee's death or Disability, this Option shall automatically vest and become immediately exercisable for a total of 100% of the total number of shares of Common Stock originally subject to the Option. Optionee agrees to be seen by or consult with medical experts of the Committee's choosing, if so requested by the Committee, for purposes of making a determination of whether the Optionee suffers from a Disability under this Section II.

IV. PRICE. The Option Exercise price shall be $0.145, the Fair Market Value on the date that the Option is granted by the Board. The Exercise Price shall be paid by delivery of cash or, subject to the discretion of the Board, by delivery of an approved equivalent to cash. In addition, Optionee may pay the Exercise Price by surrender of shares of Common Stock which have already been owned by Optionee for such duration as shall be specified by the Committee. For purposes of this Section IV, shares of Common Stock already owned by Optionee shall be valued at their Fair Market Value on the date of exercise of the Option. Shares surrendered in payment of the Exercise Price and applicable withholding taxes shall be deemed to be paid upon delivery of an irrevocable directive to a securities broker approved by the Company to sell all or part of such shares and to deliver the sales proceeds to the Company.

V. PURCHASE FOR INVESTMENT. This Option may not be exercised if the issuance of shares of Common Stock pursuant to an exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. Any other provision of this Option notwithstanding, the obligation of the Company to issue shares pursuant to an exercise of the Option shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

VI. NON-ASSIGNABILITY. The Option may not be transferred or hypothecated in any manner and shall only be exercisable by the Optionee or his legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

VII.    EXERCISE.

        A. This Option shall be exercisable, to the extent of the number of shares purchasable by Optionee at the date of termination, only
               (1) within one year after such termination if the Optionee's termination is coincident with the Optionee's


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               death or Disability, (2) within three years after the termination of Optionee's employment by the Company without Cause or by the Optionee for Good Reason or (3) within three months after the termination of Optionee's employment by the Company with Cause or by the Optionee without Good Reason, provided, however, that in no event shall the option be exercisable on any date after the expiration of the Term set forth in Section VII.B. below. Any portion of this Option exercisable at the time of the Optionee's death may be exercised by the personal representative of the Optionee's estate or the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution. This Option may be exercised only for whole shares of Common Stock.

        B. This Option may not be exercised more than ten (10) years from the date hereof (the "Term"), and may be exercised during the Term only in accordance with the terms and provisions set forth herein. If the Optionee's employment with the Company is suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under the Option likewise shall be suspended during the period of investigation.

        C. This Option may be exercised for all or part of the shares eligible for exercise by presenting a written notice to the Company that this Option is exercised, or by such other method as complies with standard Company procedure. In either event, the Company shall determine whether the exercise complies with the terms and provisions of this Option. If the Option is exercised by written notice, such notice shall identify this Option, state the number of shares as to which the Option is exercised and be signed by the Optionee. Delivery of the exercise price for the shares to be purchased pursuant to the exercise of this Option shall accompany the notice or shall be otherwise accomplished in accordance with standard Company procedure. If the Optionee is deceased, exercise shall be by written notice, which notice shall be signed by the Optionee's legal representatives or beneficiaries. If the Optionee has a Disability, this Option may be exercised by written notice signed by Optionee's legal representatives. In all instances such notice shall be accompanied by evidence satisfactory to the Company and its transfer agent of the right of such person or persons to exercise this Option.

        D. The Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his Option. The Company shall not be required to issue any shares of Common Stock until such obligations are satisfied.

VIII. MARKET STANDOFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act after the date hereof, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to this Option without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such


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        period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. Holders of shares issued pursuant to this Option shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements. In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this
        Section VIII., to the same extent the purchased shares are at such time covered by such provisions. In order to enforce the limitations of this
        Section VII., the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

IX. EFFECT OF CHANGE IN COMMON STOCK SUBJECT TO OPTION. In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock in an amount that has a material effect on the price of the Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, spin-off or a similar occurrence, the Board shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the number of shares subject to the Option or the Exercise Price. Except as provided in this Section IX., Optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

X. AMENDMENT OR ALTERATION. The Board may amend or alter this Option, except that no amendment or alteration shall be made which would impair the rights of the Optionee hereunder, without his consent.

XI. OPTION NOT A SERVICE CONTRACT. This Option is not an employment contract and nothing in this Option shall be construed as giving Optionee any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of Optionee.


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XII.    NO RIGHTS AS A SHAREHOLDER. The Optionee, or a transferee of the
        Optionee, shall have no rights as a shareholder with respect to any Common Stock covered by the Option until such person becomes entitled to receive such Common Stock by delivering a written notice of exercise price (or completing exercise by such other method as complies with the Company's standard exercise procedure) and paying the Exercise Price pursuant to the terms of this Option.

                                        N2H2, Inc.


                                        By: /s/ J. Paul Quinn
                                            ----------------------------------
                                        Name:  J. Paul Quinn
                                        Title: Chief Financial Officer



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If the following acknowledgment and acceptance is not executed within ten (10)
days of the effective date of this Option, it shall lapse and be treated for all purposes as if it were never granted.

The Optionee acknowledges and represents that he is familiar with and understands the terms and provisions of this Option. The Optionee hereby accepts this Option subject to all the terms and provisions contained herein. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board upon any questions arising under the Option.

Dated:  8/13/02

WITNESS:                                OPTIONEE:

/s/ J. Paul Quinn                       /s/ Howard P. Welt
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